                                                                  EXHIBIT 99.4




                                                November 2, 1994

Marine Drilling Companies, Inc.
14141 Southwest Freeway, Suite 2500
Sugar Land, Texas  77478-3435

Gentlemen:

         This letter, when countersigned by you, will confirm our tentative agreement for a merger of Marine Drilling Companies, Inc., a Texas corporation ("Marine"), and Falcon Drilling Company, Inc., a Delaware corporation ("Falcon"), on the terms described below. Except for items number 8 through 11 below, however, this letter represents only our current mutual good faith intention to negotiate and enter into a definitive merger agreement and is subject to negotiation of such a definitive merger agreement in form acceptable to each of us. It is not, and is not intended to be, a binding agreement between us (except as to those specified items), and neither of us shall have any liability to the other (except as to those specified items) if we fail to execute a definitive agreement for any reason. Statements below as to what we, or you, will do, or agree to do, or the like, are so expressed for convenience only, and are understood in all instances (except for the items enumerated above) to be subject to our mutual continued willingness to proceed with any transaction as our negotiations take place. It is the intention of the parties that each shall proceed as expeditiously as practicable toward the execution of a definitive agreement and the consummation of the merger contemplated hereby.

         1. Merger. Marine and Falcon will merge in a statutory merger pursuant to the Texas Business Corporation Act and the Delaware General Corporation Law (the "Merger"). As a consequence of the Merger, the name of the surviving corporation shall be changed to Falcon Marine, Inc. Marine represents that it currently has 43,865,203 shares of common stock, par value $.01 per share (the "Marine Common Stock"), outstanding and that, prior to the effective time of the Merger, it may issue 1,056,000 additional shares of Marine Common Stock to acquire an additional drilling rig (the "Additional Marine Shares") for a total of 44,921,203 shares of Marine Common Stock. Marine represents that there are no convertible securities, warrants or other rights that are exercisable for Marine Common Stock, other than the options set forth in Schedule A hereto. Falcon represents that it has currently 27,543,036 shares of Falcon Common Stock and Falcon Common Stock Equivalents (as defined below) outstanding, including 400,000 shares it has commitments to issue at the effective time of the Merger to acquire 50% of its Blake Workover joint venture (the "Additional Falcon Shares"), and that there are no convertible securities, warrants, options or other rights that are exercisable for Falcon Common Stock, except as set forth on Schedule B hereto. Falcon, prior to the effective time of the Merger, will subdivide the existing Falcon Common Stock and Falcon Common Stock Equivalents by means of a 3.2379-for-one share or share equivalent stock split such that Falcon will have 89,181,596 shares of Common Stock and Common Stock Equivalents outstanding immediately before the
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effective time of the Merger.  In the Merger the surviving corporation will issue one share of surviving corporation common stock for each share of the merged corporation Common Stock outstanding (the "Merger Exchange Ratio"). Shares of Falcon Common Stock issuable upon conversion of the outstanding preferred stock and exercise of the outstanding warrants (but not management stock options) and the Additional Falcon Shares are considered to be Falcon Common Stock Equivalents outstanding for purposes of determining the Merger Exchange Ratio. The parties acknowledge that the foregoing representations have formed the basis for determining the Merger Exchange Ratio expressed above. In connection with the Merger, the Falcon Series A
Convertible Preferred Stock will be converted into an equivalent convertible preferred stock of the surviving corporation in accordance with the Merger Exchange Ratio, and the Falcon Series B Redeemable Preferred Stock shall be converted into an equivalent redeemable preferred stock of the surviving corporation. It is the parties intent to simplify the capital structure of the surviving corporation in connection with the Merger, including eliminating Falcon's two outstanding classes of preferred stock. Holders of warrants and options exercisable prior to the effective time of the Merger for shares of Falcon Common Stock or Marine Common Stock will be entitled to receive upon exercise of such warrants and options after such effective time common stock of the surviving corporation in accordance with the Merger Exchange Ratio. Notwithstanding the foregoing, the parties shall evaluate tax, securities and other applicable considerations to determine which of Falcon or Marine shall be the surviving corporation in the Merger, whether an alternative structure would be advisable and, if an alternative structure is advisable, then such alternative structure shall be utilized as long as the same economic effect is accomplished as outlined above.

         2. Definitive Agreement. Falcon and Marine mutually agree to proceed in good faith toward negotiation and execution of a definitive agreement (the "Agreement"), which shall provide for the Merger, and shall contain representations, conditions, covenants and the like typical in transactions of this type.

         3. Options. Employee stock options of Falcon or Marine, as the case may be, shall, effective upon the consummation of the Merger, be converted into comparable options to purchase common stock of the surviving corporation as permitted by the plans in effect providing for such options. All outstanding options of the surviving corporation shall remain in effect and in addition Falcon shall be entitled to grant additional options for up to 100,000 shares of Falcon Common Stock (on a pre-split basis) prior to the Merger to key Falcon management employees.

         4. Conditions. This letter of intent is and, to the extent applicable, the Agreement will (except as specified below) be, subject to the following conditions.

                A. A complete review by each of us of the books, records, business and affairs of the other, the results of which are satisfactory to the reviewing party. Marine and Falcon each agrees to provide to the other and its agents complete access to all of its books, records and personnel (excluding only information protected by the attorney-client privilege, but including such information to the extent that the disclosure thereof would not waive such privilege) for purposes of conducting such investigation. Each party agrees that all information so provided by





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the other that is identified as "confidential" will be subject to the terms of those certain Confidentiality Agreements dated as of July 11, 1994 executed by Marine and Falcon.

              B. Negotiation and execution of the Agreement with terms, provisions and conditions mutually acceptable to each of us.

              C. Approval of the Agreement by the Boards of Directors of Marine and Falcon, which approval in the case of Marine shall be sufficient to render any anti-takeover provisions under Texas law or under Marine's charter or by-laws inapplicable.

              D. Approval of the Agreement by shareholders of Marine and Falcon, with holders of no more than 10% of the outstanding stock of either Falcon or Marine having taken the requisite action to exercise the right of dissent provided under applicable law.

              E. Approval of the Merger by third parties whose consent is required.

              F. Appropriate filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration of the applicable waiting period thereunder.

              G.   Satisfactory confirmation from Jefferies &
Company, Inc., for Marine, and Kidder, Peabody & Co. Incorporated, for Falcon, to the effect that the Merger is fair to the stockholders of Marine and Falcon, respectively, from a financial point of view.

              H. Appropriate confirmations by each party as to compliance with representations, warranties and covenants, and opinions of counsel, at the Closing of the Merger as is customary in similar agreements.

         5. Covenants. Pending execution of the Agreement (or termination of this letter of intent, as herein provided), each party agrees that it and its subsidiaries will:

              A. Conduct their business only in the ordinary course, and not engage in any extraordinary transactions without the other's prior consent, except that Marine may issue the Additional Marine Shares and Falcon shall effect the stock split as provided in Item 1 above and issue the Additional Falcon Shares, and each party may enter into those transactions disclosed prior to the execution of this letter of intent to the other party by letter dated of even date herewith.

              B. Not dispose of any material amount of its assets, except in the ordinary course of business.

              C. Not materially increase the annual level of compensation of any employee and not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formula or otherwise.



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              D.   Not increase, terminate, amend or otherwise modify any
plan for the benefit of employees except as provided in item 3 above.

              E. Not issue any equity securities or convertible securities, options, warrants or other rights to purchase equity securities, except as provided in A and item 3 above and pursuant to the conversion of convertible securities or the exercise of options or warrants outstanding as of the date hereof and additional shares as required in the form of matching contributions pursuant to the Marine Drilling Employees 401(k) Profit Sharing Plan.

              F. Not pay any dividends, redeem any securities, other than the Falcon Series B Redeemable Preferred Stock, or otherwise cause its assets or the assets of any of its subsidiaries to be distributed to any of its stockholders.

              G. Not borrow any funds, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of its business and the business of its subsidiaries in a manner, and in amounts, in keeping with historical practices or in accordance with previously disclosed cash requirements or as disclosed prior to the execution of this letter of intent to the other party by letter dated of even date herewith.

              H. Not engage in any new interested party transaction not previously described in a party's SEC filings or modify to the material detriment of Falcon or Marine, as the case may be, any such existing interested party transactions.

              I. Not engage in any "road show" or similar marketing activities relating to the issuance of equity securities except that in the case of Falcon, Falcon may recommence such activities and other actions in connection with its proposed public offering of common stock if Marine solicits offers from or commences negotiations with third parties with respect to an Acquisition Transaction (as defined in item 8).

         6.   Board Representation and Principal Officers.  Each of
Aeneas Venture Corporation, Capricorn Investors, L.P. and Warburg Pincus Capital Company, L.P. (the "Marine Principal Stockholders"), Purnendu Chatterjee and the stockholders of Falcon affiliated with him (the "S-C Interests"), Douglas A.P. Hamilton (the "Hamilton Interests") and Steven A. Webster, D. Glenn Richardson, William R. Ziegler, Lucky Star Shipping S.A. and stockholders of Falcon affiliated with any of them (the "Management Interests") and, together with the S-C Interests and the Hamilton Interests, the "Falcon Principal Stockholders") shall enter into an agreement that will provide that the Board of Directors of the surviving corporation shall consist of four persons designated by the Falcon Principal Stockholders, two persons designated by the Marine Principal Stockholders (one of whom shall be William O. Keyes) and three independent directors to be agreed upon jointly prior to the mailing of proxy material to the stockholders of Falcon and Marine. Such agreement shall also contain such other provisions to which Marine, Falcon and such parties mutually agree. Steven A. Webster will serve as Chairman of the Board and Chief Executive Officer of the surviving corporation following the Merger and William O. Keyes will serve as President and Chief Operating Officer.



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         7.   Registration of Shares.  The Falcon Principal Stockholders and the
Marine Principal Stockholders shall enter into an agreement with the surviving corporation granting such parties registration rights to which Falcon, Marine and such parties mutually agree. Such registration rights shall supersede and replace any registration rights of such parties under existing agreements.

         8. Inquiries and Negotiations. From the date hereof and until the earlier of the termination of this letter of intent or the execution of the Agreement, neither party, its directors or officers shall, nor shall either party authorize or direct its employees, representatives or agents to, directly or indirectly, solicit or initiate any inquiries or the making of any proposal with respect to, or (except to the extent determined by its Board of Directors to be required by its fiduciary obligations under applicable law after consulting with counsel) engage in negotiations with, or provide any information to, any person, excluding its affiliates, officers, directors, employees, representatives and agents in the ordinary course of their respective duties and other than the other party, or its affiliates or any group in which the other party or its affiliate participate, in connection with
(i) the possible disposition of shares of capital stock of it (other than as contemplated in 5A above or in an underwritten public offering) or any subsidiary of it or of such portion of its assets or the assets of any subsidiary of it as would have a material adverse effect on its value or (ii) any business combination involving it, any subsidiary of it or any division of it or any subsidiary of it (all such transactions described in clause (i) or (ii) being referred to herein as "Acquisition Transactions") or, (except to the extent determined by its Board of Directors to be required by its fiduciary duties under applicable law after consulting with counsel) otherwise facilitate any effort or attempt to do or seek any of the foregoing. Neither party nor any of its directors, officers, employees, representatives or agents shall be deemed to engage in such negotiations if it discusses the terms of any such Acquisition Transaction with any person who makes an unsolicited proposal in order to clarify the terms thereof. Each party shall promptly notify the other of any Acquisition Transaction proposed to it or to any subsidiary and if it decides to provide requested information or to engage in negotiations with respect thereto, but neither party shall have any duty to disclose any details of such negotiations, inquiry or proposal to the other. If, as permitted above, either party engages in negotiations or other discussions with any third party regarding any Acquisition Transaction or any third party receives from or through such party, any subsidiary of it or any officer, director, employee, agent or representative of it or of any subsidiary of it, any information in connection with an Acquisition Transaction, such party will have no duty to disclose any details of any negotiations, inquiry or proposal of any other person to such third party. Notwithstanding the foregoing, the Board of Directors of Marine shall be free to take any position pursuant to Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended, that is consistent with the advice of counsel concerning its fiduciary duties under applicable laws with respect to a tender offer commenced by a third party (other than by public announcement alone).

         9. Break-up Fee. If (A) (i) Marine terminates this letter of intent pursuant to item 12C below or (ii) Marine receives prior to the termination of this letter of intent a bona fide proposal or offer from a third party relating to an Acquisition Transaction or (iii) Marine shall engage in negotiations prior to the termination of this letter of intent with any entity or group (other than Falcon ) that has proposed an Acquisition Transaction or (iv) Marine directly or



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
indirectly through representatives or agents prior to the termination of this letter of intent solicits or initiates any inquiries or the making of any proposal from or with any entity or group with respect to an Acquisition Transaction or (v) the Board of Directors of Marine prior to the termination of this letter of intent shall recommend or approve an Acquisition Transaction with a third party with respect to which a proposal or offer was received prior to the execution of this letter of intent; and (B) in any of such cases, Marine enters into a written definitive agreement with respect to an Acquisition Transaction with such third party or its affiliates prior to the 90th day following the termination of this letter of intent, then Marine shall within two business days of the occurrence of such event, pay Falcon $6,000,000. If
(A) (i) Falcon terminates this letter of intent pursuant to item 12C below or
(ii) Falcon receives prior to the termination of this letter of intent a bona fide proposal or offer from a third party relating to an Acquisition Transaction or (iii) Falcon shall engage in negotiations prior to the termination of this letter of intent with any entity or group (other than Marine) that has proposed an Acquisition Transaction or (iv) Falcon directly or indirectly through representatives or agents, prior to the termination of this letter of intent, solicits or initiates any inquiries or the making of any proposal from or with any entity or group with respect to an Acquisition Transaction or (v) the Board of Directors of Falcon prior to the termination of this letter of intent shall recommend or approve an Acquisition Transaction with a third party with respect to which a proposal or offer was received prior to the execution of this letter of intent and (B) in any of such cases, Falcon enters into a written definitive agreement with respect to an Acquisition Transaction with such third party or its affiliates prior to the 90th day following the termination of this letter of intent, then Falcon shall within two business days of occurrence of such event, pay Marine $6,000,000. It is specifically agreed that such amount in each case represents liquidated damages (inclusive of expenses) and not a penalty.

         10. Expenses. Each party to this letter of intent shall bear its own expenses, except as specifically provided to the contrary above or in the Agreement.

         11. Press Releases and Disclosure. Each party agrees that it will not issue any press release or other disclosure of this letter of intent or of the Merger without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is withheld.

         12.  Termination.  This letter of intent may be terminated:

              A.   By mutual consent of Falcon and Marine; or

              B. By either party by written notice if the Agreement has not been executed by 5:00p.m. Central Standard Time on November 22, 1994.

              C. By either party if such party desires to enter into a definitive agreement with a third party concerning an Acquisition Transaction.





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         In the event of such termination, all provisions hereof shall terminate except as provided in the initial paragraph preceding item 1 above, and except that if a party is in breach of its obligations hereunder, such termination shall not relieve such party of liability for such breach.

                                        Very truly yours,

                                        FALCON DRILLING COMPANY, INC.


                                        By  /s/  STEVEN A. WEBSTER
                                            -----------------------------------
                                        Its      Chairman & CEO





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


Confirmed and Agreed:

MARINE DRILLING COMPANIES, INC.


By  /s/  WILLIAM H. FLORES
    -----------------------------
Its     Senior Vice President






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

                                   Schedule A


               Outstanding Capital Stock, Convertible Securities
                      Options, Warrants or Other Rights to
                        Acquire Capital Stock of Marine




Common Stock Subject to Options
            granted November 3, 1992 (pg 4x6)               1,320,650

Common Stock Subject to Options
            granted June 29, 1993 (pg 5x6)                    190,000

Common Stock Subject to Options
            granted October 12, 1994 (pg 6x6)                  75,000

Common Stock Subject to Options
            grants pending at November 2, 1994                261,440
                                                            ---------

   Total                                                    1,847,090
                                                            =========






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                                   Schedule B


Calculation of Falcon Common Shares on a Fully-Diluted Basis:

       15,922,500    --   Common Shares Issued and Outstanding

        7,796,700    --   Common Shares Issuable on Conversion of Series A Preferred

          420,000    --   Common Shares issuable on Exercise of Class A Warrants

        1,560,000    --   Common Shares issuable on Exercise of Class B Warrants

          120,000    --   Common Shares Issuable on Exercise of Mullen/Oliver Warrants

            2,262    --   Common Shares Issuable on Exercise of Bonus Warrants

        1,321,574    --   Common Shares issuable on Exercise of Shadow Warrant

          495,000    --   Common Shares Issuable Under 1992 Stock Option Plan

          285,000    --   Common Shares Issuable Under 1994 Stock Option Plan
       ----------
       27,923,036    --   Total Common Shares on fully-diluted basis

          400,000    --   Common Shares to be issued to Blake Holding Company
       ----------
       28,323,036    --   Total Common Shares issued and to be issued on a fully-diluted basis

          780,000    --   Less Common Shares issuable pursuant to 1992 Stock Option Plan and 1994 Stock Plan
       ----------
       27,543,036







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